UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2025

_______________________________

Predictive Oncology Inc.

(Exact name of registrant as specified in its charter)

_______________________________

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

     On March 14, 2025, Predictive Oncology Inc. a Delaware corporation (“Predictive Oncology” or the “Company”), entered into an asset purchase agreement (the “Agreement”) and closed the transactions contemplated therein with DeRoyal Industries, Inc., a Tennessee corporation (“DeRoyal”), to sell and assign to DeRoyal assets and liabilities exclusively related to the business of providing products for automated, direct-to-drain medical fluid disposal, including the Company’s STREAMWAY® product line (the “Business”). These assets were operated by the Company’s wholly owned subsidiary, Skyline Medical Inc. (“Skyline Medical”) and were reported in the Company’s Eagan reportable operating segment in its quarterly and annual filings.

     The purchased assets exclusively related to the business of providing products for automated, direct-to-drain medical fluid disposal included (a) inventories, prototypes, packaging, supplies, parts, and equipment of the Business; (b) trademarks, service marks, trade names, copyrights, trade secrets and know-how, patents and patent applications, and other intellectual property and related proprietary rights exclusively related to the Business; (c) books and records exclusively related to the Business, including all drawings, documentation, research and development files, device master records, design history files, validation data, test reports, manufacturing instructions and procedures, records and data; (d) permits, licenses, franchises, approvals, certifications, authorizations, and consents required to be obtained from Governmental Authorities; (e) contracts with customers; (f) furniture, fixtures, equipment, supplies and other tangible personal property; (g) real property leased by Seller and exclusively used in connection with the Business; and (h) cash and accounts receivable due within ninety (90) days after the Closing Date exclusively related to the Business. The total purchase price for the purchased assets was $625,000, plus the assumption of certain liabilities related to the Business including the lease for the office and warehouse space located at 2915 Commers Drive Suite 900 Eagan, MN 55121, accounts payable due within 90 days after the closing date, and contract liabilities associated with the Business. The Agreement included certain post-closing covenants customary for a transaction of this nature.

     The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 8.01. Other Events.

     On March 20, 2025, the Company issued a press release announcing it had entered into the Agreement described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 14, 2025, by and between Predictive Oncology Inc. and DeRoyal Industries, Inc.
99.1	Press release dated March 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Predictive Oncology Inc.

Date: March 20, 2025	By:	/s/ Josh Blacher
Josh Blacher
Interim Chief Financial Officer